  Exhibit 10.18

SECURED PROMISSORY NOTE

$250,000.00	August 14, 2018

FOR VALUE RECEIVED, the undersigned, BLOCKCHAIN INDUSTRIES, an individual residing at 730 Arizona Ave., Suite 220, Santa Monica, California 90401 (the “Borrower”), hereby promises to pay to the order of IC, LLC, a limited liability company at 659 Stonequarry Rd., Dayton, OH, 45414 (the “Lender”) the principal amount of TWO HUNDRED FIFTY THOUSAND UNITED STATES DOLLARS ($250,000.00) (the “Loan”), or, if less, the aggregate unpaid principal amount of the Loan owing to Lender with interest on the unpaid principal balance from the date of this Secured Promissory Note (this “Promissory Note”) until paid, at the Interest Rate (as hereinafter defined) provided herein.

1. Advances. The Lender shall advance the full principal amount of the Loan to the Borrower upon the due execution and delivery to the Lender of an original copy of this Promissory Note.

2. Rate of Interest. The Promissory Note shall bear a flat rate of interest at $25,000.

3. Date and Time of Payment. The outstanding principal balance of this Promissory Note, together with all accrued and unpaid interest, shall be paid in full on the earlier to occur of (a) the Maturity Date (as hereinafter defined) or (b) the date of termination of this Promissory Note, whether by its terms, by prepayment, or by acceleration. All payments of principal of and interest on the Loan by Borrower hereunder shall be made not later than 12:00 Noon (New York City time) on the date when due by wire transfer of immediately available funds to Lender’s account at a bank in the United States specified by Lender in writing to Borrower.

4. Manner of Payment. The repayment of the Loan and all payments by Borrower in respect of any obligations hereunder (the “Obligations”) shall be made without deduction, defense, set off or counterclaim, free and clear of all taxes delivered to Lender.

5. Maturity. To the extent not sooner due and payable in accordance with this Promissory Note, the Obligations shall be due and payable THIRTY (30) days following the date hereof (or such immediately preceding business day if such date occurs on a non-business day) (the “Maturity Date”).

6. Application of Payments. All payments shall be applied to amounts then due and payable in the following order: (a) to Lender’s costs and expenses reimbursable in connection herewith; (b) to interest accrued on the outstanding principal balance of this Promissory Note; (c) to the principal amount hereof; and (d) to all other Obligations, or in such other manner as Lender shall determine in its sole and exclusive discretion. As provided in Section 13 herein, notwithstanding anything contained herein to the contrary, the Lender’s sole recourse hereunder shall be to the Pledged Assets.

7. Security. This Promissory Note shall be secured by a first priority security interest in and pledge upon all of Borrower’s right, title, and interest in all of its assets (the “Pledged Assets”). As security for the full and prompt payment, when due, whether by acceleration or otherwise, of all amounts owing by the Borrower to the Lender hereunder and the punctual and full performance and compliance by the Borrower of each and every duty, covenant, agreement and obligation hereunder, the Borrower hereby pledges, assigns, transfers and delivers to the Lender the Pledged Assets and hereby grants to the Lender a first priority lien on and a first priority security interest in the Pledged Assets.

8. Representations and Warranties. Borrower makes the following representations and warranties to Lender, which representations and warranties shall be true, correct, and complete as of the date hereof and shall survive the execution and delivery of this Promissory Note:

(a) Due Execution; No Conflict. This Promissory Note has been duly executed and delivered by Borrower. The execution, delivery, and performance by Borrower of this Promissory Note and the consummation of the transactions contemplated hereby, do not and will not (i) violate any provision of federal, state or local law or regulation applicable to Borrower, or any order, judgment or decree of any court or other governmental authority, (ii) conflict with, result in a breach or termination of, or constitute (with due notice or lapse of time or both) a default under any contractual obligation of Borrower, (iii) result in or require the creation or imposition of any lien of any nature whatsoever upon any properties or assets of Borrower, other than liens or security interests in favor of Lender or (iv) require any approval or consent of any other person or entity, other than consents or approvals that have been obtained and that are still in force and effect. The execution, delivery, and performance by Borrower of this Promissory Note do not and will not require any registration with, consent or approval of, or notice to, or other action with or by, any governmental authority, other than consents or approvals that have been obtained and that are still in force and effect. This Promissory Note when executed and delivered by Borrower will be the legally valid and binding obligation of Borrower, enforceable against Borrower in accordance with its term, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

(b)  No Litigation. No litigation, investigation or proceeding of or before any arbitrator or government authority is (i) pending or, to the knowledge of Borrower, threatened with respect to this Promissory Note or the Pledged Assets or any of the transactions contemplated hereby or (ii) pending or, to the knowledge of Borrower, threatened by or against Borrower, its properties or revenues which, if adversely determined, would have a material adverse effect on its business, operations, property or financial condition, when taken as a whole.

9.  Covenant of Borrower. As of the date hereof and so long as the Obligations shall be outstanding, Borrower will not create or incur any mortgage, pledge, security interest, encumbrance, lien or charge of any kind on the Pledged Assets.

10. Events of Default; Remedies; Acceleration. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

(a) Borrower fails to make any payment of outstanding principal balance of this Promissory Note, or interest thereon, or any of the other Obligation when due and payable;

(b) Any representation or warranty of Borrower made in this Promissory Note and the transactions contemplated hereby proves to have been false or incorrect in any material respect or Borrower shall fail to comply in all respects with any covenant herein or therein;

(c) Borrower shall violate any provision of this Promissory Note; or

(d) If this Promissory Note or any financing statement, document or other instrument executed, delivered or filed in connection herewith or with the security interest granted to Lender hereunder shall, for any reason, fail or cease to create a valid and perfected lien on or a first priority security interest in any or all of the Pledged Assets or the Pledged Assets shall be compromised or encumbered.

Upon the occurrence of any Event of Default described herein, Lender’s sole recourse shall be to foreclosure upon the Pledged Assets. Upon an Event of Default, Lender shall have the right to sell the Pledged Assets without demand or notice of sale. Any sale may be made at Lender’s discretion on any exchange or other market where such business is usually transacted or at public auction or private sale and Lender may be the purchaser for its own account. It being understood that a prior demand or prior notice of the time and place of such sale shall not be considered a waiver of Lender’s right to sell or buy without demand or notice.

Notwithstanding anything contained herein to the contrary, upon an Event of Default, the Lender shall be authorized to date an instrument of transfer and take such other actions necessary or advisable to effectuate the transfer of the Pledged Assets from the ownership of the Borrower to the ownership of the Lender, including, but not limited to, delivering the Pledged Assets and the instrument of transfer to any officer or director of IC, LLC. necessary or advisable to effect the transfer of ownership thereof.

11. Non-Recourse. The Lender’s sole recourse for payment hereunder is to the Pledged Assets. The Borrower shall not be liable for any deficiency in the event that the liquidation of the Pledged Assets does not serve to fully repay the principal, interest or other Obligations remaining hereunder following the liquidation of the Pledged Assets, in whole or in part, by the Lender. The Lender shall not owe any amount whatsoever to the Borrower in the event that the liquidation of the Pledged Assets results in an amount greater than the amount of principal, interest or other Obligations owed hereunder by the Lender. Notwithstanding anything contained herein to the contrary, the Lender shall have full recourse against the Borrower and his assets (including the ability to enforce any remedies at law or in equity) until such time as the Pledged Assets are freely tradable and deposited into the account of the Lender.

12. Certain Rights and Waivers. To the extent not prohibited by the provisions of applicable law, Borrower hereby expressly waives: (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by this Promissory Note), protests, notices of protest and notices of dishonor; (b) any requirement of diligence or promptness on the part of Lender in the enforcement of its rights under this Promissory Note; (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law; and (d) any defense (other than indefeasible payment in full) which it may now or hereafter have with respect to its liability under this Promissory Note.

13. Prepayment. Borrower may prepay this Promissory Note in whole or from time to time in part, together with all accrued interest on this Promissory Note (or portion being prepaid) without penalty or premium of any kind.

14. Assignments. Borrower may assign or transfer any of its rights or obligations hereunder without consent of Lender.

15. Attorney Review. Each party hereto acknowledges and agrees that it has had sufficient time to review and revise this Promissory Note, with the assistance of counsel, and that this Promissory Note is the work product of both parties.

16.  CHOICE OF LAW. THE VALIDITY OF THIS PROMISSORY NOTE, THE CONSTRUCTION, INTERPRETATION AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE BORROWER AND LENDER WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICTS OF LAW PRINCIPLES EXCEPT TO THE EXTENT NECESSARY TO ENFORCE THIS CHOICE OF LAW PROVISION. Borrower submits to and agrees to the exclusive jurisdiction of the state and federal courts sitting in the city of New York, New York, in any action or proceeding arising out of or relating to this Promissory Note and agrees that all claims in respect of the action or proceeding may be, and shall be, heard and determined in any such court. Borrower waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Lender may make service of process by sending or delivering a copy of the process to Borrower at the address and in the manner provided for the giving of notices above. Nothing in this Section, however, shall affect the right of any of Lender to serve legal process in any other manner permitted by law or in equity. Borrower and the Lender shall be bound by a final judgment in any action or proceeding so brought, which shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity. In the event of any action or suit based upon or arising out of any alleged breach of any provision of this Promissory Note, the prevailing party will be entitled to recover from the other party reasonable attorneys' fees and other costs of such action or suit.

17.  Severability. If, for any reason, a court of competent jurisdiction finds any provision of this Promissory Note, or any portion hereof, to be unenforceable, such decision shall not affect the validity of the remaining portion, which remaining portion shall continue in full force and effect as if this Promissory Note had been executed with the invalid portion thereof eliminated therefrom or modified to the extent permitted by law.

18. Notices. All communications hereunder shall be in writing and shall be deemed to be duly given and received (a) upon delivery if delivered personally or upon emailing if by email or upon confirmed transmittal if by facsimile, (b) on the next business day if sent by overnight courier, or (c) four (4) business days after mailing if mailed by prepaid registered mail, return receipt requested, in each case to the appropriate notice address or facsimile number.

19. Transfers. Borrower may not transfer or assign this Promissory Note nor any right or obligation hereunder to any person or entity without the prior written consent of Lender. This Promissory Note is freely transferable by Lender.

20. Independent Arms Length Transaction. It is understood and agreed that this Promissory Note and the transactions contemplated hereby were negotiated in an arms length transaction separate and distinct from any other transaction or contractual obligations and are independent of any transaction or transactions between Borrower, on the one hand, and Lender and any of its affiliates or related entitles on the other hand. Borrower further agrees that the contractual obligations of Borrower hereunder are in no way dependent or conditioned upon any other agreements, contracts or transactions whatsoever unless expressly stated herein.

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IN WITNESS WHEREOF, the undersigned has executed this Promissory Note as of the date first written above.

BLOCKCHAIN INDUSTRIES, INC.

_____________________________
By: Patrick Moynihan
Title: CEO

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